newsrelease

Contact:	Contact:
Steven M. Blondy	Frank M. Colarusso
R.H. Donnelley	R.H. Donnelley
914/933-3178	914/933-3178

R.H. DONNELLEY REPORTS FIRST QUARTER RESULTS;
CONFIRMS TARGETS FOR THE YEAR

COMPANY GENERATES $89 MILLION OF OPERATING CASH FLOW AIDED BY FAVORABLE
WORKING CAPITAL; REPAYS $90 MILLION OF ACQUISITION DEBT.

PURCHASE, NY, May 1, 2003 — R.H. Donnelley Corporation (NYSE: RHD), a leading publisher of yellow page directories, today announced a net loss to common stockholders of $83.4 million or $2.76 per share for the first quarter of 2003. Excluding purchase accounting adjustments related to the recent Sprint Publishing and Advertising (SPA) acquisition and other items described within the attached Schedules, R.H. Donnelley’s adjusted first quarter 2003 net income to common stockholders was $18.4 million or $0.57 per share. The Company also announced adjusted cash earnings of $1.19 per share and free cash flow of $2.18 per share.

     “During the quarter, our business performed as we expected and remains on track to meet our full year performance targets,” said David C. Swanson, RHD’s Chairman and Chief Executive Officer. “We completed the SPA acquisition in early January and the integration of the SPA directories business is proceeding according to plan. We’ve made significant progress with all consolidation initiatives related to information technology, publishing operations and corporate staff functions. The collaboration and teamwork have been remarkable and I am very proud of all R.H. Donnelley employees for working together to serve our customers and create sustainable efficiencies.”

Comparative Financial Results

     As a result of the SPA acquisition, the related financing and associated accounting, 2003 and 2002 results reported in accordance with GAAP are not comparable, nor do they reflect the Company’s underlying operational or financial performance. Accordingly, management is presenting several non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of 2003 performance with 2002 adjusted pro forma results. While the

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adjusted pro forma statements reasonably represent results as if the two businesses had been combined for the full year 2002, because of differences between current and historical accounting policies, management does not believe these statements are strictly comparable to 2003 on a quarterly basis.

     The primary 2003 adjustments were recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements and exclusion of a non-cash preferred dividend related to a beneficial conversion feature (BCF) in connection with preferred stock issued to finance the acquisition. The 2002 adjustments give pro forma effect to the SPA transaction as if it occurred on January 1, 2002, and also exclude a non-cash preferred dividend associated with the BCF.

     All non-GAAP financial measures are reconciled to the most comparable GAAP reported results within attached Schedules 6 and 7. Further details regarding these non-GAAP financial measures, including management’s reasons for including them are contained in the Company’s Current Report on Form 8-K, filed with the SEC on May 1, 2003.

First Quarter — Reported GAAP Results

     First quarter net revenue was $12.4 million compared to $18.9 million last year. Expenses were $57.9 million compared to $18.4 million last year. Operating loss before partnership income was $45.5 million compared to $0.5 million of operating income last year. Partnership income was $23.6 million for the quarter versus $27.2 million reported last year. Total operating loss for the Company in the quarter was $21.9 million versus operating income of $27.7 million last year. Interest expense for the first quarter was $48.7 million compared to $6.3 million last year.

First Quarter Results – Including Adjustments and Non-GAAP Measures

     Publication sales for RHD’s Sprint-branded directories during the first quarter were $145.1 million, up 1.4% from adjusted pro forma publication sales of $143.1 million last year. Publication sales represent the total billing value of advertising in directories that published in the period. The increase in publication sales resulted from higher advertiser renewal rates and solid performance in RHD’s larger markets in Nevada and Florida. These results were partially

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offset by weaker performance in smaller midwestern and eastern markets where economic conditions continue to lag the south and west.

     Adjusted revenue in the quarter was $143.5 million, down 0.8% from $144.6 million of adjusted pro forma revenue in the first quarter of 2002, primarily resulting from the previously announced expiration of a pre-press contract. Adjusted expenses were $84.5 million, a decrease of 6.8% from $90.7 million of adjusted pro forma expenses for the same period last year. This decrease was attributable to the timing of expense recognition caused by the difference between SPA and RHD accounting policies, improved operating efficiencies, lower bad debt expense and lower paper costs. Adjusted operating income before partnership income was $59.0 million, up 9.5% from adjusted pro forma $53.9 million last year.

     Partnership income from DonTech was $23.6 million, up 7.8% from $21.9 million reported last year. (DonTech operating results are described below.) As a result, adjusted operating income for the Company was $82.6 million, an increase of 9.0% from adjusted pro forma operating income for last year’s first quarter of $75.8 million. Adjusted EBITDA for the quarter was $98.6 million, an increase of 7.2% from adjusted pro forma EBITDA of $92.0 million last year. Adjusted interest expense for the first quarter of 2003 was $46.3 million compared to adjusted pro forma interest expense for last year’s first quarter of $46.0 million.

DonTech Operating Results

     Publication sales at DonTech were $88.7 million for the quarter, a decrease of 5.7% compared to $94.1 million last year. As a reminder, these sales were made in the third and fourth quarters of 2002 and reflect weak economic conditions and business confidence in the midwest as well as the impact of competition in the Chicago market.

     Calendar sales represent the value of actual sales contracts signed in the quarter and drive RHD partnership income. For the first quarter, DonTech calendar sales were $85.3 million up 4.3% from $81.8 million last year. This growth was driven largely by timing and reflected an increase in the amount of advertising serviced in the quarter. Expenses at DonTech were down slightly. Partnership income from DonTech was $23.6 million, up 7.8% from $21.9 million reported last year.

     The Company does not report revenue from DonTech, rather only its share of

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DonTech’s income and revenue participation income from SBC Communications (NYSE: SBC), which are both based on DonTech’s calendar sales. DonTech is a perpetual partnership between R.H. Donnelley and SBC Communications to sell Yellow Pages advertising in Illinois and northwest Indiana. (See Schedule 7 for a reconciliation of calendar and publication sales to partnership income.)

Cash Flow

     The Company generated cash flow from operations of $88.8 million in the quarter. Cash flow from operations was favorably impacted by the absence of bond interest and tax payments which will be paid later in the year. Free cash flow (cash flow from operations less capital expenditures and software investment) was $86.3 million or $2.18 per share for the first quarter.

     Cash flow used in investing activities was $351.5 million. This was comprised of $2,243.3 million for the purchase of SPA and $2.5 million of capital expenditures and software investment, partially offset by $1,894.3 million of funds raised prior to year-end and released from escrow in January.

     Cash provided by financing activities was $267.1 million in the quarter. This was comprised of $587.0 million of proceeds from the issuance of debt and convertible preferred stock in January in connection with the SPA acquisition. The Company repaid $332.7 million of debt during the quarter, of which $243.0 million was pre-acquisition debt refinanced in January and $89.7 million of which was acquisition-related financing repaid from cash flow generated in the quarter. Stock option exercises during the quarter contributed cash of $12.8 million. On March 31, 2003, net debt was $2,233.1 million.

Outlook

     The Company continues to expect 2003 publication sales growth of approximately 1.0% for the 260 Sprint-branded directories, which should translate into flat reported revenue under the deferral and amortization method.

     “The year continues to play out much as expected,” states Swanson. “Sales into Sprint-branded directories that publish in the second quarter will likely show lower growth than the first

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quarter, as most of those contracts were executed with customers just prior to, or during the early stages of the war. However, we already see signs of modest improvement in publication sales for the second half of the year. At DonTech, we expect flat calendar sales and partnership income for 2003. Therefore, our guidance for the year remains unchanged.”

     The Company also continues to expect adjusted EBITDA of approximately $400 million for the year. Expected full-year reported operating income of approximately $80 million after anticipated depreciation and amortization expenses of approximately $65 million reflects the impact of the previously described purchase accounting rules. Adjusted operating income excluding the purchase accounting adjustments is expected to be approximately $335 million.

     During 2003, the Company continues to expect to generate cash flow from operations of $170 million, and free cash flow of approximately $150 million after capital expenditures and software investment of approximately $20 million. Additionally, the Company anticipates cash interest of approximately $185 million, cash taxes of approximately $30 million and working capital uses of approximately $15 million. Assuming the entire $150 million of free cash flow is used for debt repayment, at the end of 2003 debt should be approximately $2,200 million, or roughly 5.5 times 2003 EBITDA.

     The Company also continues to expect 2003 adjusted EPS of approximately $2.10; adjusted cash EPS of approximately $4.50; and expects free cash flow per share of approximately $3.80. On a reported basis, the Company continues to expect 2003 EPS to be a loss of approximately $4.00.

First Quarter Conference Call

     R.H. Donnelley’s first quarter conference call will be held on May 2, 2003 at 10:00 a.m. EST and can be accessed by dialing 800.377.5367 (domestic) or 816.650.0786 (international). The passcode is “R.H. Donnelley.” The call will also be available through a Webcast, which can be accessed by visiting the website at www.rhd.com, clicking on “Investor Information” and following the instructions provided. Anyone unable to participate at the scheduled time may access a recording of the conference call through May 23, 2003 by dialing 800.252.6030 (domestic) or 402.220.2491 (international). The passcode for the replay is 16588112.

     During this call, management will refer to many non-GAAP financial measures in discussing the Company’s performance. You can find additional information about these

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measures and a reconciliation between these measures and the most comparable GAAP measures on the RHD website under “Investor Information”, “SEC Filings” in the Form 8-K filed May 1, 2003.

About R.H. Donnelley

     R.H. Donnelley is a leading publisher of yellow pages directories which publishes 260 directories under the Sprint Yellow Pages® brand in 18 states, with major markets including Las Vegas, Orlando and Lee County, Florida. The Company also serves as the exclusive sales agent for 129 SBC directories under the SBC Smart Yellow Pages® brand in Illinois and northwest Indiana through DonTech, its perpetual partnership with SBC. Including DonTech, R.H. Donnelley serves more than 250,000 local and national advertisers. For more information, please visit R.H. Donnelley at www.rhd.com.

Safe Harbor Provision
Certain statements contained in this press release regarding R.H. Donnelley’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption “Outlook” are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley’s actual operating results, performance or business plans or prospects to differ from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as well as the Company’s other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms our debt and convertible preferred stock agreements; (3) declining usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media; (5) difficulties in our efforts to integrate the Sprint Publication & Advertising operations into our own and our ability to achieve synergies in connection with the acquisition; (6) SBC’s or DonTech’s actions could adversely impact our results of operations and financial condition; (7) reliance on and extension of credit to small- and medium-sized businesses; (8) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (9) general economic conditions and consumer sentiment in our markets; and (10) fluctuations in the price and availability of paper.

(See attached tables)

R.H. DONNELLEY CORPORATION INDEX OF SCHEDULES	SCHEDULE 1

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Consolidated Statements of Income For the three months ended March 31, 2003 and 2002

Schedule 3:	Unaudited As Adjusted Consolidated Statement of Income For the three months ended March 31, 2003 and Unaudited Adjusted Pro Forma Consolidated Statement of Income For the three months ended March 31, 2002

Schedule 4:	Unaudited Consolidated Balance Sheets at March 31, 2003 and December 31, 2002

Schedule 5:	Unaudited Statement of Cash Flows For the three months ended March 31, 2003

Schedule 6:	Reconciliation of Reported to As Adjusted and Adjusted Pro Forma Unaudited Consolidated Statements of Income For the three months ended March 31, 2003 and 2002, respectively

Schedule 7:	Reconciliation of Non-GAAP Measures

Schedule 8:	Notes to Consolidated Statements of Income and Non-GAAP Measures

R.H. DONNELLEY CORPORATION CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)	SCHEDULE 2

AMOUNTS IN MILLIONS, EXCEPT EARNINGS PER SHARE

	THREE MONTHS ENDED MARCH 31,

	2003	2002
	REPORTED	REPORTED

Net revenue (1)	$12.4	$18.9
Expenses	41.9	16.8
Depreciation and amortization	16.0	1.6
Partnership income	23.6	27.2

OPERATING (LOSS) INCOME	(21.9)	27.7
Interest expense, net	(48.7)	(6.3)
Other income, net	0.8	—

PRE-TAX (LOSS) INCOME	(69.8)	21.4
Tax benefit (provision)	28.6	(8.2)

NET (LOSS) INCOME	(41.2)	13.2
Preferred dividend	42.2	—

NET (LOSS) INCOME AVAILABLE TO COMMON	$(83.4)	$13.2

EARNINGS PER SHARE (EPS): (5)
Basic	$(2.76)	$0.45
Diluted	$(2.76)	$0.44
SHARES USED IN COMPUTING EPS:
Basic	30.2	29.5
Diluted	31.0	30.2

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures— Schedule 8.

R.H. DONNELLEY CORPORATION CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)	SCHEDULE 3

AMOUNTS IN MILLIONS, EXCEPT EARNINGS PER SHARE

	THREE MONTHS ENDED MARCH 31,

		2002
	2003	ADJUSTED	VARIANCE
	AS ADJUSTED(2)	PRO FORMA(3)	$	%

Net revenue (1)	$143.5	$144.6	$(1.1)	(0.8%)
Expenses	68.5	74.5	6.0	8.1%
Depreciation and amortization	16.0	16.2	0.2	1.2%
Partnership income	23.6	21.9	1.7	7.8%

TOTAL OPERATING INCOME	82.6	75.8	6.8	9.0%
Interest expense, net	(46.3)	(46.0)	(0.3)	(0.7%)

PRE-TAX INCOME	36.3	29.8	6.5	21.8%
Tax provision	(14.0)	(11.1)	(2.9)	(26.1%)

NET INCOME	22.3	18.7	3.6	19.3%
Preferred dividend (4)	3.9	4.0	0.1	2.5%

NET INCOME AVAILABLE TO COMMON	$18.4	$14.7	3.7	25.2%

EARNINGS PER SHARE (EPS): (6)
Basic	$0.58	$0.49	$0.09	18.4%
Diluted	$0.57	$0.48	$0.09	18.8%
SHARES USED IN COMPUTING EPS: (6)
Basic	38.7	38.0
Diluted	39.5	38.8

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures — Schedule 8.
See Schedule 6 for a reconciliation of reported to as adjusted amounts.

R.H. DONNELLEY CORPORATION CONSOLIDATED BALANCE SHEETS (UNAUDITED)	SCHEDULE 4

AMOUNTS IN MILLIONS

	REPORTED	REPORTED
	MARCH 31,	DECEMBER 31,
	2003	2002

ASSETS
Cash and cash equivalents	$12.2	$7.8
Restricted cash	—	1,928.7
Accounts receivable, net	231.2	28.8
Deferred directory costs	23.8	—
Prepaid expenses and other	7.7	3.4

TOTAL CURRENT ASSETS	274.9	1,968.7
Partnership investment	174.7	202.2
Fixed assets and computer software, net	23.1	12.0
Intangible assets, net	1,902.5	—
Other non-current assets	95.0	40.5
Goodwill	77.9	—

TOTAL ASSETS	$2,548.1	$2,223.4

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Accounts payable and accrued liabilities	$20.7	$9.1
Deferred revenue	64.2	—
Accrued interest payable	36.1	11.2
Current portion of long-term debt	62.8	13.8

TOTAL CURRENT LIABILITIES	183.8	34.1
Long-term debt	2,182.5	2,075.5
Deferred income taxes, net	32.2	60.8
Other non-current liabilities	12.9	20.1

TOTAL LIABILITIES	2,411.4	2,190.5
Redeemable convertible preferred stock	185.7	63.5
Shareholders’ deficit	(49.0)	(30.6)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT	$2,548.1	$2,223.4

R.H. DONNELLEY CORPORATION STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2003 (UNAUDITED)	SCHEDULE 5

AMOUNTS IN MILLIONS

OPERATING ACTIVITIES:
Net loss	$(41.2)
Depreciation and amortization	16.0
Deferred income tax	(28.6)
Cash in excess of partnership income	11.3
Changes in working capital	125.2
Other	6.1

NET CASH PROVIDED BY OPERATING ACTIVITIES	88.8
INVESTMENT ACTIVITIES:
Additions to fixed assets and computer software	(2.5)
Purchase of SPA	(2,243.3)
Release of funds held in escrow at year end, net of costs	1,894.3

NET CASH USED IN INVESTING ACTIVITIES	(351.5)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of costs	461.3
Proceeds from issuance of convertible preferred stock, net of costs	125.7
Repayment of existing debt	(243.0)
Repayment of debt	(89.7)
Proceeds from option exercises	12.8

NET CASH PROVIDED BY FINANCING ACTIVITIES	267.1
Increase in cash and cash equivalents	4.4
Cash and cash equivalents, beginning of period	7.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12.2

R.H. DONNELLEY CORPORATION CONSOLIDATED STATEMENTS OF INCOME RECONCILIATION OF REPORTED TO AS ADJUSTED AND ADJUSTED PRO FORMA AMOUNTS (UNAUDITED)	SCHEDULE 6

AMOUNTS IN MILLIONS, EXCEPT EARNINGS PER SHARE

	THREE MONTHS ENDED MARCH 31, 2003				THREE MONTHS ENDED MARCH 31, 2002

								ADJUSTED
	REPORTED	ADJUSTMENTS		AS ADJUSTED	REPORTED	ADJUSTMENTS		PRO FORMA

Net revenue (1)	$12.4	$131.1	(7)	$143.5	$18.9	$125.7	(9)	$144.6
Expenses	41.9	26.6	(7)	68.5	16.8	57.7	(10)	74.5
Depreciation and amortization	16.0	—		16.0	1.6	14.6	(11)	16.2
Partnership income	23.6	—		23.6	27.2	(5.3	)(12)	21.9

TOTAL OPERATING INCOME	(21.9)	104.5		82.6	27.7	48.1		75.8
Interest expense, net	(48.7)	2.4	(20)	(46.3)	(6.3)	(39.7	)(13)	(46.0)
Other income, net	0.8	(0.8	)(21)	—	—	—		—

PRE-TAX INCOME	(69.8)	106.1		36.3	21.4	8.4		29.8
Tax benefit (provision)	28.6	(42.6	) (8)	(14.0)	(8.2)	(2.9	) (8)	(11.1)

NET (LOSS) INCOME	(41.2)	63.5		22.3	13.2	5.5		18.7
Preferred dividend	42.2	(38.3	) (4)	3.9	—	4.0	(14)	4.0

NET (LOSS) INCOME AVAILABLE TO COMMON	$(83.4)	$101.8		$18.4	$13.2	$1.5		$14.7

EARNINGS PER SHARE (EPS): (5),(6)
Basic	$(2.76)	$3.34		$0.58	$0.45	$0.04		$0.49
Diluted	$(2.76)	$3.33		$0.57	$0.44	$0.04		$0.48
SHARES USED IN COMPUTING EPS: (6)
Basic	30.2	8.5		38.7	29.5	8.5		38.0
Diluted	31.0	8.5		39.5	30.2	8.6		38.8

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures — Schedule 8.

R.H. DONNELLEY CORPORATION RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)	SCHEDULE 7

AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2003	2002

RECONCILIATION OF PUBLICATION SALES FOR SPRINT BRANDED DIRECTORIES TO NET REVENUE AND ADJUSTED NET REVENUE
Publication sales — Sprint-branded directories	$145.1	$143.1
Less publication sales for January 2003 directories that will not be recognized as revenue due to purchase accounting	(102.4)
Less current period publication sales not recognized as revenue in current period	(37.4)
Less publication sales for those SPA directories not serviced by RHD		(95.8)

Publication sales reported by RHD in 2002		47.3
Less sales contracts executed in prior periods and reported as calendar sales in prior periods		(23.2)
Plus: sales sold during the period to be reported as publication sales in future periods		18.6

Calendar sales in first quarter 2002		42.7
Net directory advertising revenue on above publication sales	5.3
Net commission revenue on first quarter 2002 calendar sales		9.8
Pre-press publishing revenue	6.1	8.9
Other revenue	1.0	0.2

Net revenue — GAAP	12.4	18.9
Plus: Net revenue that would have been reported for publication sales made prior to acquisition absent purchase accounting	131.1
Plus: Pro forma adjustment to include SPA revenue reported in first quarter 2002		137.2
Less: Pro forma adjustment to eliminate RHD reported GAAP revenue from services provided to SPA		(11.5)

Net revenue — Adjusted	$143.5	$144.6

R.H. DONNELLEY CORPORATION RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)	SCHEDULE 7

AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2003	2002

RECONCILIATION OF PUBLICATION SALES FOR SBC DIRECTORIES FOR WHICH DONTECH SELLS ADVERTISING TO PARTNERSHIP INCOME
Publication sales (15)	$88.7	$94.1
Less the value of contracts executed and reported as calendar sales in prior periods	(86.3)	(91.5)
Plus the value of contracts executed during the period to be reported as publication sales in future periods	82.9	79.2

Calendar sales (16)	85.3	81.8
Commission revenue from above calendar sales	21.6	20.6
Partnership net expenses	(15.2)	(15.6)

Partnership profit	$6.4	$5.0

Company’s 50% share of partnership profits	$3.2	$2.5
Revenue participation income from above calendar sales	20.4	19.4

Total income from DonTech	23.6	21.9
CenDon LLC joint venture income	—	5.3

Partnership income — GAAP	$23.6	$27.2

	2003	2002

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA
Operating income — GAAP	$(21.9)	$27.7
Revenue from directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP	131.1
Expenses from directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP	(26.6)
Revenue recognized by SPA in Q1 2002 offset by the elimination of RHD revenue that as a result of the acquisition would have been eliminated as intercompany transactions		125.7
Expense recognized by SPA in Q1 2002 net of expenses for transaction with RHD that as a result of
the acquisition would have been eliminated as intercompany transactions and adjustments for differences in current and historical accounting policies		(57.7)
Less partnership income recognized by RHD from CenDon LLC that as a result of the acquisition would have been eliminated as intercompany income		(5.3)
Depreciation and amortization — GAAP	16.0	1.6

Adjusted EBITDA (17)	$98.6	$92.0

R.H. DONNELLEY CORPORATION RECONCILIATION OF NON-GAAP MEASURES (CON’T) (UNAUDITED)	SCHEDULE 7

AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

2003

RECONCILIATION OF DILUTED EARNINGS PER SHARE TO CASH EPS
Diluted EPS — GAAP	$(2.76)
Net effect on diluted EPS of adjustments to GAAP reported financial results in determining as adjusted financial results - see Schedule 6	3.33

Adjusted diluted earnings per share	0.57
Add back effect of depreciation and amortization on diluted EPS (18)	0.41
Add: Diluted EPS effect of book vs. cash taxes difference with respect to amortization expense for intangible assets (19)	0.21

Cash EPS	$1.19

AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

2003

RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FCF AND DILUTED SHARES OUTSTANDING CALCULATED IN ACCORDANCE WITH GAAP TO ADJUSTED DILUTED SHARES OUTSTANDING AND CALCULATION OF FCF PER SHARE
Cash flow from operations — GAAP	$88.8
Less: fixed asset and computer software additions	(2.5)

Free cash flow (FCF)	$86.3

Diluted shares outstanding — GAAP	31.0
Additional diluted shares outstanding assuming the preferred stock is converted to common stock at the beginning of the period	8.5

Diluted shares outstanding — as adjusted	39.5

Free cash flow per share	$2.18

R.H. DONNELLEY CORPORATION RECONCILIATION OF NON-GAAP MEASURES (CON’T) (UNAUDITED)	SCHEDULE 7

AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

2003

RECONCILIATION OF GAAP OPERATING INCOME OUTLOOK TO ADJUSTED EBITDA AND ADJUSTED OPERATING INCOME OUTLOOK
Operating income — GAAP	$80.0
Plus revenue not recognized as a result of purchase accounting adjustments	315.8
Less expenses not recognized as a result of purchase accounting adjustments	(60.8)

Operating Income — Adjusted	335.0
Depreciation and Amortization — GAAP	65.0

Adjusted EBITDA	$400.0

RECONCILIATION OF FULL YEAR GAAP EPS OUTLOOK TO ADJUSTED FULL YEAR EPS OUTLOOK
Full year EPS — GAAP	$(4.00)
Impact on EPS as a result of not recognizing revenue affected by purchase accounting	4.77
Impact on EPS as a result of not recognizing expenses affected by purchase accounting	(0.91)
Impact on EPS from excluding the dividend on preferred stock	2.24

Total adjustment to GAAP EPS	6.10

Full year EPS — Adjusted	$2.10

RECONCILIATION OF FULL YEAR GAAP EPS OUTLOOK TO FULL YEAR ADJUSTED CASH EPS OUTLOOK
Full year EPS — GAAP	$(4.00)
Impact of adjustments to GAAP EPS — see above reconciliation	6.10

Adjusted diluted earnings per share (DEPS)	2.10
Add back effect of depreciation and amortization on DEPS	1.63
Add: DEPS effect of book vs. cash taxes difference	0.77

Adjusted cash EPS	$4.50

RECONCILIATION OF CASH FLOW FROM OPERATIONS OUTLOOK TO FCF OUTLOOK AND DILUTED SHARES OUTSTANDING OUTLOOK CALCULATED IN ACCORDANCE WITH GAAP TO ADJUSTED DILUTED SHARES OUTSTANDING OUTLOOK AND CALCULATION OF FCF PER SHARE OUTLOOK

Cash flow from operations — GAAP	$170.0
Less: fixed asset and computer software additions	(20.0)

Free cash flow (FCF)	150.0

Diluted shares outstanding — GAAP	31.0
Additional diluted shares outstanding assuming the preferred stock is converted to common stock at the beginning of the period	8.5

Diluted shares outstanding — as adjusted	39.5

Free cash flow per share	$3.80

R.H. DONNELLEY CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF INCOME AND NON-GAAP MEASURES	SCHEDULE 8

(1)  Revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the publication sales value is deferred and amortized into the income statement ratably over the life of the directory, which is typically 12 months.

(2)  The 2003 as adjusted results assume that the appropriate pro rata portion of the revenue and direct costs of directories that published prior to the acquisition were recognized during the period pursuant to the deferral and amortization method and further adjusts for the differences in SPA’s historical accounting policy with respect to expense recognition and RHD’s current policy. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. See Schedule 6 for a detail of all adjustments to the reported GAAP results.

(3)  The 2002 adjusted pro forma results assume that the acquisition occurred on January 1, 2002 and are prepared in accordance with Article 11 of Regulation SX. See Schedule 6 for the adjustments to the reported GAAP amounts and Schedule 8 for descriptions of the adjustments.

(4)  The 2003 as adjusted preferred dividend and the 2002 adjusted pro forma preferred dividend exclude a “deemed” dividend of $38.3 million and $62.4 million, respectively, for a beneficial conversion feature (BCF) from the issuance of redeemable convertible preferred stock.

(5)  On a reported basis, basic EPS are calculated under the “two-class” method. The two-class method is an earnings allocation formula that computes basic EPS for common stockholders and preferred stockholders on an as-converted basis assuming that the common stockholders and preferred stockholders have equal rights in the undistributed earnings of the Company on a per-share basis. Basic EPS represents the earnings per share attributable to the common stockholders only.

(6)  On an adjusted basis, basic and diluted EPS are calculated as net income before preferred dividends divided by the weighted average basic and diluted shares outstanding for the period assuming the preferred stock was converted to common stock at the beginning of the period. Assuming the preferred stock was converted at the beginning of the period, basic and diluted shares for 2003 and 2002 would have been 8.5 million shares higher. The 2002 adjustment to diluted shares also includes the pro forma dilutive effect of warrants issued with the preferred stock. These warrants were issued in November 2002 and January 2003 and accordingly, the dilutive effect is included in the reported GAAP 2003 diluted shares outstanding.

(7)  Represents the revenue and direct costs for directories that published prior to the acquisition that would have been recognized during the period had it not been for purchase accounting adjustments required under GAAP and includes the effect of differences between SPA and RHD historical and current accounting policies.

(8)  Represents the tax effect of adjustments.

(9)  Represents revenue recognized by SPA in 1Q 2002 less RHD commission revenue and pre-press publishing revenue from SPA included in the reported GAAP amounts, which would have been eliminated as intercompany revenues had the acquisition occurred on January 1, 2002.

(10)  Represents expenses recognized by SPA in 1Q 2002 less SPA commission and pre-press publishing expenses for services provided by RHD, which would have been eliminated as intercompany expenses had the acquisition occurred on January 1, 2002 and adjustments for differences in current and historical accounting policies.

R.H. DONNELLEY CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF INCOME AND NON-GAAP MEASURES (CON’T)	SCHEDULE 8

(11)  Represents depreciation and amortization expense recognized by SPA in 1Q 2002 plus additional amortization expense for intangible assets acquired in the acquisition.

(12)  Represents income from Cen Don LLC recognized by RHD and included in reported GAAP amounts, which would have been eliminated as intercompany income had the acquisition occurred on January 1, 2002.

(13)  Represents additional interest expense that would have been incurred assuming the financing obtained to acquire SPA was outstanding as of January 1, 2002.

(14)  Represents the stated preferred dividend that would have accrued on the $200 million of convertible preferred stock assuming the preferred stock was issued January 1, 2002. This amount excludes a pro forma “deemed dividend” of $62.4 million for the beneficial conversion feature that would have existed had the preferred stock been issued on January 1, 2002.

(15)  Publication sales represent the billable value of advertising sales in directories that published during the period.

(16)  Calendar sales represent the value of actual sales contracts executed during the period. Calendar sales are a relevant metric for DonTech as our share of DonTech profits and revenue participation income are based on DonTech calendar sales.

(17)  Adjusted EBITDA represents adjusted earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is not a measurement of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(18)  Represents the reduction in diluted earnings per share as a result of depreciation and amortization expense. The amount is calculated as depreciation and amortization expense divided by the weighted average diluted shares outstanding assuming conversion of the preferred stock.

(19)  Represents the additional diluted cash earnings per share as a result of a cash tax benefit that results from the 338(h)(10) election in connection with the acquisition. While the non-cash amortization of acquired assets reduces income, the amortization is deductible under federal income tax rules, resulting in cash savings.

(20)  Represents the write-off of deferred financing costs on pre-acquisition debt that was refinanced at the closing of the acquisition. This write-off is considered non-operational and is excluded from the as adjusted results.

(21)  Represents the gain on hedging activity recognized in the first quarter of 2003. This gain is considered non-operational and is excluded from the as adjusted results.